UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) November 30, 2022
Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)
Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106
(Address of principal executive offices)
(650) 605-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2022, Quotient Technology Inc. (the “Company”), as the borrower, and certain subsidiaries of the Company, as guarantors (the “Guarantors”), entered into (i) a Financing Agreement (the “ABL Agreement”) with PNC Bank, N.A. (“PNC”), pursuant to which PNC agrees to provide the Company with a senior secured asset-based revolving credit facility in an aggregate principal amount of $50 million (including a $5 million sub-facility for letters of credit) (the “ABL Facility”) and (ii) a Financing Agreement (the “Term Loan Agreement”) with Blue Torch Capital LP (“BT”), pursuant to which BT provided the Company with senior secured term loans on the closing date in an aggregate principal amount of $55 million (the “Term Loan Facility”). The Term Loan Agreement, together with the ABL Agreement, are herein referred to as the “Financing Agreements”, and capitalized terms used in this Report, where not otherwise defined herein, shall have the definitions given to such term in the applicable Financing Agreement.

The obligations under the Financing Agreements are guaranteed by the Guarantors and each Financing Agreement is secured by a split-lien on substantially all assets of the Company, with the ABL Agreement secured by a first priority lien on all accounts receivable and other related assets of the Company and the Guarantors, and the Term Loan Agreement being secured by a first priority lien on all other assets of the Company and the Guarantors, including Equity Interests and Intellectual Property held by the Company and each Guarantor.
The Company previously disclosed its entering into binding commitment letters with PNC and BT in connection with the ABL Facility and the Term Loan Facility, respectively, in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2022.

The Financing Agreements each include certain conditions to borrowings, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size. The Financing Agreements require the Company to maintain certain financial covenants, detailed below, and limit the Company’s and its subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on any assets, pay dividends or make certain restricted payments, consummate certain asset sales and merge, consolidate and/or sell or dispose of certain assets.

The proceeds of the term loans under the Term Loan Agreement were used by the Company (i) to help repay the principal, accrued and unpaid interest, fees, premiums, if any, and other amounts under the Company’s 1.75% convertible senior notes, which became due and were repaid in full on December 1, 2022, and (ii) to pay fees and expenses in connection with the transactions contemplated thereby.

Senior Secured Asset-Based Revolving Credit Facility with PNC Bank, N.A.

Under the ABL Agreement, borrowings under the ABL Facility bear interest at a rate per annum of either (i) the Base Rate (as defined below) plus 0.75% or (ii) one, three or six-month SOFR plus 1.75% plus the SOFR adjustment detailed in the chart below:

SOFR Adjustment	Interest Period
10 basis points (0.10%)	1-month SOFR
12.5 basis points (0.125%)	3-month SOFR
15 basis points (0.15%)	6-month SOFR

The “Base Rate” under the ABL Agreement shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the interest rate per annum announced from time to time by PNC (as administrative agent) at its principal office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by PNC, (ii) the sum of the overnight bank funding rate in effect on such day plus ½ of 1%, and (iii) the sum of the Daily Simple SOFR rate in effect on such day plus 100 basis points (1%), so long as Daily Simple SOFR is offered, ascertainable and not unlawful.

Under the terms of the ABL Agreement, amounts available for advances are subject to a borrowing base, which is a formula based on certain eligible receivables and reserves. Funds provided under the ABL Agreement will be used by the Company to fund working capital and other general corporate purposes.

The ABL Facility shall mature on the date that is the earlier of (x) November 30, 2027 and (y) the date that is 90 days prior to the scheduled maturity date of the Term Loan Facility.

The ABL Agreement requires the Company to maintain (i) a Fixed Charge Coverage Ratio during any fiscal quarter of the Borrower and its Subsidiaries ending on or after March 31, 2023 during which the Liquidity of the Loan Parties was less than $20 million on any day, (ii) Liquidity of at least $15 million at all times, and (iii) cash held in deposit accounts with PNC of at least $20 million at all times.

This description of the ABL Facility is qualified in its entirety by the contents of the ABL Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Senior Secured Financing Facility with Blue Torch Capital LP

Under the Term Loan Agreement, borrowings under the Term Loan Facility bear interest at a rate per annum equal to either (a) a base rate plus 7.00% or (b) term SOFR plus 8.00% plus a SOFR adjustment of 0.26161%. The base rate and the SOFR rate shall be subject to a floor of 2.50% and 1.50%, respectively.

The term loans under the Term Loan Facility shall amortize at a rate of 5.0% per annum, payable in equal quarterly installments, and shall be due and payable in full, and the Term Loan Facility shall mature, on November 30, 2026.

The Term Loan Agreement requires the Company to maintain (i) a Leverage Ratio during any fiscal quarter of the Borrower and its Subsidiaries ending on and after March 31, 2023, (ii) a Fixed Charge Coverage Ratio during any fiscal quarter of the Borrower and its Subsidiaries ending on and after December 31, 2023 and (iii) Liquidity of at least $25 million at all times.

The description of the Term Loan Facility is qualified in its entirety by the contents of the Term Loan Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1* ABL Agreement by and between Registrant and PNC Bank, National Association
.
10.2* Term Loan Agreement by and between Registrant and Blue Torch Capital LP

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Quotient Technology Inc.
By: /s/ Yuneeb Khan
Yuneeb Khan
Chief Financial Officer and Treasurer
Date: December 6, 2022